Exhibit 10.23

CATALENT PHARMA SOLUTIONS, INC.

AMENDED SUMMARY OF MANAGEMENT INCENTIVE PLAN

This Amended Summary of Management Incentive Plan replaces, in its entirety, the Summary of Management Incentive Plan set forth in Exhibit 10.24 to Catalent Pharma Solutions, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4/A filed on March 3, 2008.

Catalent Pharma Solutions, Inc. (the “Company”) has a management incentive plan (the “Plan”) for its eligible employees, which is not set forth in a written agreement.

The primary purpose of the Plan is to focus management on key measures that drive financial performance and provide competitive bonus opportunities tied to the achievement of the Company’s financial and strategic growth objectives.

Under the MIP, the Compensation Committee of the board of directors of the Company (the “Administrator”), or such other authorized officers of the Company that are delegated authority under the Plan by the Administrator, designates and determines which employees are eligible to participate in the MIP. Eligibility is based on employees who are in positions to make significant contributions to the overall growth, and/or profitability of the Company or one of its subsidiaries or business segments. All named executive officers of the Company are eligible to participate in the MIP. An eligible employee who voluntarily terminates employment prior to the payment date will forfeit any bonus award payable under the Plan.

A target annual bonus expressed as a percentage of base salary is established by the Administrator for each eligible employee. The MIP award, which is a cash bonus, is tied to the financial results of the Company (the Business Performance Factor) and a combination of individual financial and/or strategic goals appropriate for each position (the Individual Performance Factor). The actual MIP awards are the product of each employee’s Individual Performance Factor.

Financial performance is measured at the Company, business unit or site level with the weighting of each level dependent upon the position. With respect to the Company’s named executive officers, financial performance is measured 100% at the company-wide level. Financial performance relative to specified financial performance target(s) set by the Administrator determines the aggregate funding level and the Business Performance Factor are for the MIP. If the financial performance target(s) set by the Administrator are met, the aggregate bonus pool amount and the Business Performance Factor will be set at the target amount in the annual operating budget, subject to the Administrator’s discretion. If financial performance exceeds target, the bonus pool amount and the Business Performance Factor are increased above 100% of target based on a pre-established scale. If financial performance does not meet target, the bonus pool amount is decreased from the target amount based on the pre-established scale. The Administrator has the discretion to adjust the MIP aggregate bonus pool amount determined by reference to the pre-established scale upwards or downwards, to address special situations. EBITDA, which may be adjusted by the Administrator to address special situations, is currently the sole Business Performance Factor measure under the Plan.